                                                                  EXHIBIT 10.15

                          AGREEMENT OF PRINCIPAL TERMS

         This Agreement of Principal Terms is entered into this 2nd day of November, 2001, between Skyworth Display Ltd. ("Skyworth"), a Hong Kong corporation whose registered address is Westlands Centre, 20 Westlands Road, Quarry Bay, Hong Kong and SpatiaLight, Inc. ("SpatiaLight"), a New York corporation having a principal place of business at 9 Commercial Blvd, Suite 200 Novato, California 94949, United States of America (Skyworth and SpatiaLight are sometimes referred to individually as a "party" and jointly as the "parties").

WHEREAS

         (a) SpatiaLight is the creator, developer and manufacturer of an active matrix liquid crystal on silicon microdisplay device having an active matrix of 1280 pixels by 1024 pixels (or 5 by 4 format) or 1280 pixels by 720 pixels (or 16 by 9 format) ("LCOS chip"). When the LCOS chips are fitted onto a light engine, it may be utilized in display application products such as high definition televisions and home screen projection systems. As used elsewhere in this Agreement, the term "Display Unit(s)" refers to three (3) SpatiaLight LCOS chips fitted onto a light engine designed by SpatiaLight and Fuji Photo Optical Company ("Fuji") and manufactured by Fuji.

         (b) Skyworth is a leading Hong Kong electronics manufacturer who may enter the market of LCOS television sets using SpatiaLight's proprietary LCOS chips fitted in the Display Unit.


         (c) Skyworth will enter into a full Non-disclosure Agreement with SpatiaLight dated ("Non-disclosure Agreement") and will be fully bound by the terms and conditions set forth in that agreement.

         (d) SpatiaLight wishes to enter into this Agreement and assist Skyworth in developing the Chinese market for LCOS televisions using SpatiaLight's proprietary technology.


         (e) The parties recently had friendly and constructive meetings between their representatives in Hong Kong and have recognized that each could benefit in important ways by working together.

         (f) To help further discussions and co-operation, the parties have agreed to the following principal terms.

         NOW, THEREFORE, the parties hereto agree, as follows:

         1. Representations: Each of Skyworth and SpatiaLight, hereby warrants and represents to the other, as follows:

             (a) that it is a legal person validly existing in its jurisdiction of establishment;

             (b) that it has the full power and authority to enter into this
                 Agreement and perform its contractual obligations; that its representative who is signing this Agreement has been authorized to do so pursuant to a valid power of attorney; and

             (c) that Skyworth has obtained the necessary license to establish production in China from Appropriate Chinese authorities, attached hereto as Exhibit A.

         2. SpatiaLight will make available to Skyworth at a location in Shenzhen, a prototype rear projection TV fitted with SpatiaLight's Display Unit. Skyworth will have unlimited access to this facility for a period of 15 days ("Test Period") from the date this facility is made available. During the Test Period, Skyworth will use its best efforts to develop prototype projection TVs using the Display Units.

             (a) During the Test Period, SpatiaLight will provide technical assistance to Skyworth to make and test prototype LCOS televisions using the Display Units to meet the technical criteria established by Skyworth and SpatiaLight, jointly.

             (b) If the prototype LCOS televisions meet the specified technical criteria at the end of the Test Period, Skyworth may enter into commercial negotiations with SpatiaLight on a mutually agreeable form for the following number of Display Units: (i) in calendar year 2002, orders for a minimum of 30,000 Display Units. (ii) in calendar year 2003 Skyworth estimates orders to be in the range of 50,000 to 60,000 Display Units. The terms of payment shall be internationally acceptable methods of payment acceptable to SpatiaLight.

             (c) If the prototype LCOS televisions do not meet the specified technical criteria at the end of the Test Period, Skyworth shall return all confidential technology and data and know-how shall be either destroyed or kept confidential in accordance with the terms of the Non-disclosure Agreement.

         OTHER ISSUES

     In relation to the desire of both Skyworth and SpatiaLight to develop their commercial relationship beyond the foregoing the following is also agreed:

         3. During the period that SpatiaLight is working with Skyworth and providing it with trade secrets, technical and other assistance for the development of LCOS TVs, Skyworth, its officer, directors, principals, owners and employees shall undertake not to, directly or indirectly, communicate any confidential information nor allow access to the LCOS prototype TV to any competitor of SpatiaLight.

         4. The Governing law for this Agreement of Principal Terms shall be that of the People's Republic of China.


Signed on behalf of Skyworth                Signed on behalf of SpatiaLight

Name:    \s\ FRANCO HUANG                   Name: \s\ROBERT A. OLINS
         ------------------                       ------------------
         Franco Huang                             Robert A. Olins

Title:   Chief Executive Officer            Title:   Chief Executive Officer




                                       53